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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

May 31, 2006

Terra Nostra Resources Corp.

(Exact name of registrant as specified in its charter)

Nevada

000-49631

86-0875500

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

55 S. Lake Ave., Suite 700, Pasadena, CA

91101

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (626) 796-0088

 (Former name or former address, if changed since last report)

 Item 2.01 Completion of Acquisition or Disposition of Assets

On August 17, 2005, Terra Nostra Resources Corp. (“TNR”) reported all requirements as having being fulfilled under two Joint Venture Agreements with Shandong Jinpeng Copper Co. Ltd., leading to the completion of the acquisition of 51% of two Sino-Foreign Joint Venture Companies (together the “Joint Ventures”), named Shandong Terra-Nostra Jinpeng Metallurgical Co Ltd. (“STJMC”) and Shandong Quanxin Stainless Steel Co. (“SQSS”). Mr. Ke Zhang, an individual of the PRC, owns a majority of the 49% Sino shares in both STJMC and SQSS. Mr. Zhang’s ownership holdings in the Joint Ventures are both direct and indirect through corporations he controls

With respect to STJMC, on October 7, 2005, TNR entered into an Amended and Restated Joint Venture Contract with Ke Zhang and Zouping Jinwang Copper Co., Ltd. (together the “Copper Sino Partner”), whereby the combination of fixed assets contributed by Copper Sino Partner was modified to lessen the tax impact of the transaction on Copper Sino Partner.

In further respect to STJMC, on December 16, 2005, TNR and Copper Sino Partner entered into a Second Amended and Restated Joint Venture Contract to reflect the intent of the parties to substitute other assets of Copper Sino Partner for a portion of the assets that were to be transferred to the existing joint venture by Copper Sino Partner pursuant to the October 7, 2005 agreement and to clarify certain elements of the Amended and Restated Joint Venture Contract. Certain assets (the “Existing Assets”) contributed by Copper Sino Partner to STJMC prior to December 16, 2005 remain as previously disclosed. These Existing Assets include land use rights, equipment, property, among other assets located in Shandong Province, PRC, having production capacity of approximately 30,000 metric tons of copper and additional production capacity of related products.

The fixed assets that Copper Sino Partner had intended to contribute to STJMC that belonged to Zouping Jinwang and Zouping Regenerated Resources (the “Replaced Assets”) were substituted with assets under construction at Dongying, Shandong Province, PRC (the “New Assets”). The Replaced Assets are used in the recycling of copper and metal scrap and the processing and fabrication of commodity copper and related products. The New Assets are associated with the processing and fabrication of commodity copper and related products. The New Assets have the potential to generate greater productive output and revenues than the Replaced Assets, are better documented, and represent a better fit with STJMC’s strategic goals of improving product quality, expanding production, developing new products, and gaining a greater position in world markets. The required capital contribution by TNR to STJMC of US$27,234,000 remains as previously reported. TNR has contributed $2,000,000 to date towards this obligation. As before, TNR holds a 51% shareholding in STJMC and has treated the transaction, for accounting purposes, as an acquisition. Similarly, under the terms of the Second Amended and Restated Joint Venture Contract, Copper Sino Partner’s capital obligation to STJMC remains as $26,166,000 for a 49% shareholding in STJMC, and is expected to be satisfied through contributions of assets

TNR and the Sino Partner have closed the Second Amended and Restated Joint Venture Contract with full force and effect on May 31, 2006.

Item 9.01 Exhibits

(a)  The financial statements to be filed under this item are not included with this initial report. The required financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Form 8-K was required to be filed.

(b)  The pro forma financial statements to be filed under this item are not included with this initial report. The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Form 8-K was required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Pasadena, CA, this 6th day of June, 2006.

TERRA NOSTRA RESOURCES CORP.

By:

/s/ Donald C. Nicholson

Name:  Donald C. Nicholson

Title:    Secretary